WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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             Exhibit 27 - Financial Data Schedule

                            3-31-98
                     Amount (In Thousands)
Cash                                                    $3,278
Federal Funds Sold                                      12,025
Trading Assets                                             -0-
Investments AFS                                         16,605
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   58,970
Allowance for Losses                                       571
Total Assets                                            93,681
Deposits                                                85,284
Short-Term Borrowings                                      -0-
Other Liabilities                                          351
Long-Term Debt                                             -0-
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,566
Other Stockholders Equity                                4,358
Total Liab.-Stockh. Equity                              93,681
Interest on Loans                                        1,498
Interest on Investments                                    223
Other Interest Income                                      123
Total interest Income                                    1,844
Interest on Deposits                                       855
Total Interest Expense                                     858
Net Interest Income                                        986
Provision-Loan Losses                                        5
Securities-Gain/Loss                                       -0-
Other Expenses                                             700
Income Before Tax                                          406
Income Before Extraordinary                                406
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 244
Earnings Per Share-P                                      0.50
Earnings Per Share-D                                      0.50
Net Interest Yield-EA                                     3.87
Loans-Non Accrual                                          -0-
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        587
Total Charge-Offs                                           31
Total Recoveries                                            10
Allowance End of Period                                    571
Loan Loss-Domestic                                         571
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                       86



(b)  Reports on Form 8-K, None.




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